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                                                                    EXHIBIT 16.1

                                 April 14, 2003

U. S. Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 14, 2003, to be filed by our former client, Newnan Coweta Bancshares, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                         Very truly yours,



                                         /s/ Mauldin & Jenkins, LLC

                                         Mauldin & Jenkins, LLC